SCHEDULE 14A INFORMATION

Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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EQUUS TOTAL RETURN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of the 2026

Annual Meeting of Stockholders

Meeting Date:	June 30, 2026
Meeting Time:	11:00 a.m. CDT
Location:	Equus Total Return, Inc. 700 Louisiana Street, 41st Floor Houston, TX 77002

Purpose of the Meeting

•	To elect 5 directors, each for a term of one year;

•	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers in 2025; and

•	To transact such other business as may properly come before the annual meeting.

Voting

All holders of record of shares of the Company’s common stock (NYSE: EQS) at the close of business on May 15, 2026 (the “Record Date”), or their legal proxy holders, are entitled to vote at the meeting and any postponements or adjournments of the meeting.

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy online, by phone, or by mail. For specific instructions, please refer to the Questions and Answers in this proxy statement and the instructions on the proxy card.

We are distributing this proxy statement and proxy form to stockholders on or about May 19, 2026.

By order of the Board of Directors,

JOHN A. HARDY

Chief Executive Officer

April 30, 2026

Houston, Texas

Important Notice Regarding the Availability of Proxy Materials

for the Company’s Annual Meeting of Stockholders to be held on June 30, 2026

This proxy statement, proxy card and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2025 are available free of charge at the following website: https://equuscap.com/investor-relations/sec-filings/ or by calling our proxy solicitor Georgeson LLC, toll free, at 1-877-811-5905.

700 LOUISIANA STREET

41ST FLOOR

HOUSTON, TX 77002

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EQUUS TOTAL RETURN, INC.

700 Louisiana Street

41st Floor

Houston, Texas 77002

PROXY STATEMENT

This proxy statement contains information relating to the annual meeting of Equus Total Return, Inc. (“Equus” or the “Company”). The annual meeting of stockholders (the “Meeting”) or any postponement or adjournment thereof will be held on June 30, 2026, beginning at 11:00 a.m., Central Daylight Time, at the offices of the Company, 700 Louisiana Street, 41st Floor, Houston, TX 77002. The Board of Directors (sometimes referred to hereinafter as the “Board”) is sending stockholders this proxy statement to solicit proxies to be voted at the annual meeting. It is being mailed to stockholders on or about May 19, 2026.

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, stockholders will be asked to elect Company directors (see Proposal 1) and approve, on a non-binding advisory basis, compensation paid to the Company’s named executive officers in 2025 (see Proposal 2).

Who is entitled to vote at the Meeting?

If you owned shares of the Company on the Record Date, you are entitled to receive notice of and to participate in the Meeting. A list of stockholders on the Record Date will be available for inspection during normal business hours at the offices of the Company, 700 Louisiana Street, 41st Floor, Houston, TX 77002 for ten days before the Meeting.

What are the voting rights of holders of the Company’s common stock?

You may cast one vote per share of the Company’s common stock that you held on the Record Date on each proposal considered at the Meeting. These shares are: (a) held directly in your name as the stockholder of record or (b) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders of the Company hold their shares in “street name” through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions in how Company shares are held.

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Group, you are considered, with respect to those shares, the stockholder of record; therefore, these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to vote in person at the Meeting, or to grant your voting proxy directly to the Company. You may vote online, by phone, or by mail.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Your broker or nominee, who is considered the stockholder of record with respect to those shares, has forwarded these proxy materials to you. As the beneficial owner, you have the right to provide your broker with instructions on how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting (unless you have a signed “legal” proxy from the record holder, as described below). Your broker or nominee has enclosed a voting instruction form for you to use in directing the broker or nominee regarding how to vote your shares.

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Broker Discretionary Voting. New York Stock Exchange (“NYSE”) rules permit a broker member to vote on certain “routine” matters without instructions from the beneficial owner of the shares. The election of directors and the non-binding vote concerning compensation of the Company’s named executive officers in 2025 are considered non-routine; therefore, brokers are not permitted to vote in respect of these matters without instructions from the beneficial owners. If you hold your stock in street name and you do not instruct your broker how to vote in the election of directors and the non-binding vote concerning compensation of the Company’s named executive officers in 2025 described in more detail herein, no votes will be cast on your behalf regarding these proposals. Therefore, it is important that you cast your vote if you want it to count in respect of these matters.

What constitutes a quorum?

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of a majority of the shares of common stock outstanding on the Record Date, or 6,983,349 shares, will constitute a quorum. As of the Record Date, 13,966,696 shares of the Company’s common stock, representing the same number of votes, were outstanding.

If there are not enough votes for a quorum or to approve a proposal at the Meeting, the stockholders who are represented in person or by proxy may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote proxies held by them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

What are the Board’s recommendations?

The Board recommends a vote “For” the election of the nominated slate of directors (see Proposal 1) and “For” the approval, on a non-binding advisory basis, of compensation paid to the Company’s named executive officers in 2025 (see Proposal 2). Unless you give other instructions in your proxy, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve the proposals?

Election of Directors. A plurality of votes cast at the Meeting at which a quorum is present is required to elect a director. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

Non-Binding Advisory Vote Approving Executive Compensation in 2025. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve, on a non-binding advisory basis, compensation paid to the Company’s named executive officers in 2025. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

How are votes counted?

In the election of directors, you may vote “For” all of the nominees or your vote may be “Withheld” with respect to one or more of the nominees. If you execute your proxy or provide broker voting instructions without specifying further your preference as to the nominees, your shares will be voted in accordance with the recommendations of the Board. To cast your vote concerning the non-binding approval of compensation paid to the Company’s executive officers in 2025, you may also vote “For” or “Against” this proposal, or you may “Abstain” from voting in respect of this proposal. Please refer to the preceding section in considering the effect of abstentions and “broker non-votes” for Proposal 2.

 Who can attend the Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Meeting. Each stockholder may be asked to present valid identification. Cameras, recording devices, and other electronic devices will not be permitted at the Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker, bank, or other nominee), you will need to bring a “legal proxy” or a copy of a brokerage statement reflecting your stock ownership as of the Record Date.

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How can I vote my shares in person at the Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Meeting. If you choose to do so, please bring proof of identification. Even if you plan to attend the Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Meeting. Shares held in street name may be voted in person by you only if you obtain a signed “legal proxy” from the record holder giving you the right to vote the shares.

How can I vote my shares without attending the Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting by granting your voting proxy to the Company (if you are the stockholder of record) or by providing voting instructions to your broker or nominee (if you hold shares beneficially in street name). You may vote online, by phone, or by mail. Please refer to the enclosed voting instruction card for details.

Can I change my vote after I execute my proxy?

Yes. You may change your proxy instructions at any time prior to the vote at the Meeting. You may accomplish this by granting a new proxy or new broker voting instructions at a later date (which automatically revokes the earlier proxy instructions) or by attending the Meeting and voting in person. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

What does it mean if I receive more than one notice of the Meeting?

It means your shares are registered differently or are in more than one account. Please grant a voting proxy and/or provide voting instructions for all accounts that you hold.

Where can I find the voting results of the Meeting?

We will publish final results of the Meeting in a Company Form 8-K within four business days after the day on which the Meeting ended.

Who can I call if I have a question?

If you have any questions about this proxy statement, please call our proxy solicitor Georgeson LLC, toll free, at 1-877-811-5905.

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STOCK OWNERSHIP AND PERFORMANCE

Who are the largest owners of the Company’s stock?

Based on a review of filings with the SEC and other records of the Company, the Company is aware of three beneficial owners of more than 5% of the outstanding shares of the Company’s common stock: (i) John A. Hardy; (ii) Howard Todd Horberg; and (iii) Michael Tokarz.

How much stock do the Company’s directors and executive officers own?

The following table shows the amount of the Company’s common stock beneficially owned (unless otherwise indicated) as of April 1, 2026, by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, (2) each director/director nominee of the Company, (3) each named executive officer, and (4) all directors/director nominees and executive officers as a group.

The number of shares beneficially owned by each entity, person, director, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of April 1, 2026, or within 60 days after April 1, 2026, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge each individual has sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Fraser Atkinson	45,591	—	45,591	*
Kenneth I. Denos	332,595	—	332,595	2.38%
Henry W. Hankinson	19,500	—	19,500	*
John A. Hardy	633,682	3,228,024	3,861,706	27.65%
L’Sheryl D. Hudson(1)	—	—	—	*
John J. May	—	—	—	*
Howard Todd Horberg	703,728	—	703,728	5.04%
Michael Tokarz	3,172,237	—	3,172,237	22.71%
All directors and executive officers as a group (6 persons)	1,031,368	3,228,024	4,259,392	30.50%

*	Indicates less than one percent.

(1)	Ms. Hudson serves as the Company’s Senior Vice President and Chief Financial Officer. Ms. Hudson is not a director of the Company.

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Section 16(a) beneficial ownership compliance

Under the federal securities laws, our directors, executive officers, and any persons beneficially owning more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Company and the SEC. Specific due dates for these reports have been established by regulation. Based solely upon a review of reports furnished to the Company and written representations of certain persons that no other reports were required, we believe that all of our directors and executive officers complied during 2025 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

Stock Performance Graph

The following graph compares the cumulative total return on our common stock with the cumulative total return of the NYSE Composite Index and the S&P 500 Index for the five years ended December 31, 2025. This comparison assumes $100.00 was invested in our common stock at the closing price of our common stock on December 31, 2020 and in the comparison groups and assumes the reinvestment of all cash dividends on the ex-dividend date prior to any tax effect. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

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AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Directors to review financial matters concerning the Company. Each member of the Audit Committee meets the independence requirements established by the Investment Company Act of 1940 (hereafter, the “1940 Act”) and under the applicable listing standards of the New York Stock Exchange. The Audit Committee is responsible for the selection, engagement, compensation, retention and oversight of the Company’s independent registered public accountant. We are also responsible for recommending to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year.

In making our recommendation that the Company’s financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025, we have taken the following steps:

•	We discussed with BDO USA, P.C., the Company’s independent registered public accountant for the year ended December 31, 2025, those matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301, Communications with Audit Committees, including information regarding the scope and results of the audit. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.

•	We conducted periodic executive sessions with BDO with no members of Equus management present during those discussions. BDO did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.

•	We received and reviewed the written disclosures and the letter from BDO required by the applicable requirements of PCAOB Rule 3526 regarding BDO’s communications with us concerning independence, and we discussed with BDO its independence regarding Equus.

•	We determined that there were no former BDO employees who previously participated in the Company’s audit, engaged in a financial reporting oversight role at Equus.

•	We reviewed, and discussed with Equus management and BDO, the Company’s audited balance sheet at December 31, 2025, and statements of operations, changes in net assets and cash flows for the year ended December 31, 2025.

Based on the reviews and actions described above, we recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.

Fraser Atkinson

Henry W. Hankinson

John J. May

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the fiscal year 2025 compensation policy for our named executive officers (“NEOs”). Our Compensation Committee determines the compensation terms for our Chief Executive Officer and, to the extent charged to the Company on an hourly basis, the Board determines the fees that may be charged by members of the Board for their services not in connection with their duties as directors. Our Chief Executive Officer also determines compensation for all other NEOs. This section explains how compensation decisions were made for our NEOs during the year. The discussion below also addresses the principal elements of our approach to compensation.

Our NEOs are compensated with a view to satisfying two objectives: (i) compensating the Company’s NEOs appropriately for their contributions to the Company’s growth, profitability and other goals and objectives; and (ii) linking the interests of the Company’s NEOs to the long-term interests of the Company’s equity owners. The compensation terms for our NEOs generally recognize both short-term and long-term success but these compensation arrangements also emphasize rewarding the intermediate and long-term performance of our NEOs, as measured by the Company’s performance and relative shareholder return.

Historically, most of our compensation arrangements with our NEOs consisted primarily of two elements: base salary and possible annual cash bonus. We have also added equity incentives for certain of our NEOs as more particularly described below. In addition, while our Chief Financial Officer participates in a defined contribution retirement plan, we have offered similar plans to certain of our other NEOs pursuant to our agreements with them.

On April 28, 2016, the Board adopted the Company’s 2016 Equity Incentive Plan (the “2016 Plan”), which is described in more detail herein. On March 17, 2017, the Company granted awards of restricted stock under the 2016 Plan to certain of the NEOs in the aggregate amount of 750,000 shares as particularly set forth under Grants of Plan-Based Awards below. The awards were subject to a vesting requirement over a 3-year period and, as such, are now fully-vested. In 2025, the Board awarded a further 200,523 shares of restricted stock under the 2016 Plan to certain of our NEOs, all of which were fully-vested at the date of grant. On October 3, 2025, the Board adopted the Company’s 2025 Equity Incentive Plan (the “2025 Plan”) which is also described in more detail herein. No awards have been granted to any NEOs under the 2025 Plan.

In addition to the awards of restricted stock to our NEOs described above, we also pay base cash compensation to our NEOs, which constitutes the bulk of their total cash remuneration. While the NEOs’ initial base compensation is determined by an assessment of competitive market levels, the factors used in determining changes to base compensation include individual performance, changes in role and/or responsibility and changes in the competitive market environment. The Company may pay an annual cash bonus which results in cash payments to our NEOs. The amount of the cash bonus is determined by the individual agreements with our NEOs or by our Chief Executive Officer on a discretionary basis. In the case members of our Board who provide services to the Company not in connection with their duties as directors, the Board has determined an hourly rate of $300 for such services. We have agreements with our Chief Executive Officer, Chief Financial Officer, and Secretary and Chief Compliance Officer, the terms of which are summarized beginning on page 19 of this proxy statement.

In determining the structure of our executive compensation policies and the appropriate levels of incentive opportunities, the Compensation Committee or our Chief Executive Officer, as appropriate, considers whether the policies reward reasonable risk-taking and whether the incentive opportunities achieve the proper balance between the need to reward employees and the need to protect shareholder returns. We believe that the focus on total compensation provides incentives to create long-term value for shareholders while taking thoughtful and prudent risks to grow the Company.

In addition, at the Company’s Annual Meeting of Stockholders held on June 26, 2025, the Company held a non-binding stockholder vote to approve the compensation paid to its named executive officers in 2024, commonly referred to as a “say-on-pay” vote. The Company’s shareholders approved such compensation by a non-binding, advisory vote with approximately 76.5% of the votes submitted on the proposal voting in favor of the resolution. The Compensation Committee considered the results of this vote and views this vote as confirmation that the Company’s shareholders support the Company’s executive compensation policies and decisions.

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Summary Compensation Table

The following table summarizes the total compensation that the Company paid or accrued during the fiscal years ended December 31, 2025, 2024, and 2023 to the NEOs, who are the Chief Executive Officer, the Chief Financial Officer, and our other most highly compensated executive officers who received more than $100,000 in annual compensation from the Company.

Name and Principal Position	Year	Salary	Cash Bonus	Stock Awards	All Other Compensation(1)	Total
John A. Hardy— Chief Executive Officer	2025 2024 2023	$ 561,401 534,667 508,255	$ ― ― 298,796	$ 335,542 ― ―	$ ― ― 165,235	$ 896,943 534,667 972,286

L’Sheryl D. Hudson— Chief Financial Officer	2025 2024 2023	$ 310,767 295,969 281,875	$ 9,250 24,500 21,250	$ ― ― ―	$ 29,814 19,228 18,188	$ 349,813 339,697 321,313

Kenneth I. Denos— Secretary and CCO	2025 2024 2023	$ 457,744 435,950 415,191	$ ― ― ―	$ 167,771 ― ―	$ ― ― ―	$ 625,515 435,950 415,191

(1)	Reflects the Company’s contributions to vested and unvested defined contribution plans of the NEOs.

The Company’s 2016 and 2025 Equity Incentive Plans

On April 28, 2016, the Board adopted the 2016 Plan, which was also approved by our stockholders on June 13, 2016. On October 3, 2025, the Board adopted the 2025 Plan (the “2025 Plan” and, together with the 2016 Plan, the “Incentive Plans”), which was also approved by our stockholders on March 19, 2026.

The Incentive Plans are intended to promote the interests of the Company by encouraging officers, employees, and directors of the Company and its affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a proprietary interest in the development and financial success of the Company and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Incentive Plans are also intended to enhance the ability of the Company and its affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company. The Incentive Plans each permit the award of restricted stock as well as common stock purchase options. The maximum number of shares of common stock that are subject to awards granted under the 2016 Plan is 2,434,728 shares, and the maximum number of shares of common stock that are subject to awards granted under the 2025 Plan is 2,793,339 shares. The term of the 2016 Plan will expire on June 13, 2026, and the term of the 2025 Plan will expire on March 19, 2036.

With the adoption of the Incentive Plans, we have chosen to utilize shares of our restricted stock, rather than stock options or other equity-based incentive compensation, as long-term incentive compensation. We use restricted stock awards to (i) attract and retain key officers and employees, (ii) enable our officers and employees to participate in our long-term growth and (iii) link these persons’ compensation to the long-term interests of our stockholders. Each restricted stock award is for a fixed number of shares as set forth in an award agreement between the grantee and us. Award agreements set forth time and/or performance vesting schedules and other appropriate terms and/or restrictions with respect to awards, including rights to dividends and voting rights.

The Compensation Committee has been delegated responsibility by the Board to administer the Incentive Plans. The Compensation Committee has also been delegated the authority to approve stock-based awards or other equity incentives permitted under the Incentive Plans to our officers and employees. The Compensation Committee is comprised of three independent directors who are independent pursuant to the requirements of the NYSE. The Board may revest its authority to administer or approve awards under the Incentive Plans at any time. At the time of each award granted to each NEO, the Compensation Committee determines the terms of the award, including the performance period (or periods) and the performance objectives, if any, relating to the award.

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Grants of Plan-Based Awards

The Compensation Committee meets from time to time throughout the year to consider, among other matters, compensation to our Chief Executive Officer and other compensation matters, including the administration of the 2016 Plan and the 2025 Plan. Specific performance factors that the Compensation Committee considered in determining the granting of restricted included the achievement of financial and operational goals in previous years and individual employee performance during these years in such areas as work ethic, proficiency and overall contribution to the Company. In the case of Mr. Hardy, such considerations also included his waiver of approximately $2.2 million in bonus payments related to portfolio dispositions in prior years as described under Executive Compensation Agreements below. No award of restricted stock or other equity incentives was made to our NEOs prior to 2017, and no grants or awards of restricted stock or other equity incentives were made to our NEOs during the years 2018 through 2024. During the year ended December 31, 2025, the Compensation Committee approved the grant of an aggregate of 200,523 shares of restricted stock to certain of our NEOs under the 2016 Plan. Restricted stock awards allow the Company to account for our Incentive Plan based on the price of our common stock, fixed at the grant date of such award, resulting in a known maximum cost of such award under the incentive plan (whether the 2016 Plan or the 2025 Plan) at the time of grant.

The following table summarizes the relevant information regarding restricted stock awards granted to our NEOs in the year ended December 31, 2025:

Name	Grant Date	Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards

John A. Hardy— Chief Executive Officer	September 16, 2025	133,682	$ 335,542

Kenneth I. Denos— Secretary and CCO	September 16, 2025	66,841	167,771

Based on SEC rules requiring equity awards to be disclosed in the tables for the year during which they are granted, rather than earned, the executive compensation tables in this proxy statement include the restricted stock awards granted to our NEOs in 2025, even though such awards relate to performance in prior years. No award of restricted stock or other equity incentives has been made to our NEOs in the seven years prior to the awards granted in 2025. Restricted stock awards allow the Company to account for our Incentive Plan based on the price of our common stock, fixed at the grant date of such award, resulting in a known maximum cost of such award under our Incentive Plan at the time of grant.

During the year ended December 31, 2025, the Compensation Committee approved grants of restricted stock awards to the NEOs as set forth above. All of these restricted shares of stock were valued at $2.51 each, the Company’s net asset value per share on the grant date.

Outstanding Equity Awards at Fiscal Year-End

Because all of the awards granted under the 2016 Plan have fully vested, there are no awards outstanding to our NEOs for which forfeiture provision have not lapsed or remain unvested and outstanding at December 31, 2025.

Equity Awards Vested in 2025

 With respect to the awards of restricted stock made during the year ended December 31, 2025, the following table sets forth information regarding shares of restricted stock for which forfeiture provisions lapsed during this period:

Name	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
John A. Hardy— Chief Executive Officer	133,682	$ 335,542

Kenneth I. Denos— Secretary and CCO(2)	66,841	167,771
(1)	Value realized upon vesting is based on the net asset value of our common stock on the vesting date.

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Potential Payments upon Termination or Change of Control

This section describes and quantifies the estimated compensation payments and other benefits to which our NEOs would be entitled upon the occurrence of a change of control or certain termination conditions described in each such NEO’s individual agreement with the Company, or Incentive Plan award agreement (whether the 2016 Plan or the 2025 Plan), as the case may be.

John A. Hardy – Chief Executive Officer.

•	In the event that Mr. Hardy’s agreement with the Company is terminated without cause or the Company experiences a change of control, each as defined therein, he will be entitled to receive two year’s base compensation, together with an amount equal to all bonuses earned during the two-year period up to the date of termination.

L’Sheryl D. Hudson – Chief Financial Officer.

•	In the event that Ms. Hudson’s employment agreement with the Company is terminated without cause as defined therein, she will be entitled to a severance payment equal to one year’s base salary then in effect.

Kenneth I. Denos – Secretary and Chief Compliance Officer.

•	In the event that Mr. Denos’s agreement with the Company is terminated without cause or the Company experiences a change of control, each as defined therein, he will be entitled to receive two year’s base compensation, together with an amount equal to all bonuses earned during the two-year period up to the date of termination.

The following table summarizes these potential payments to our NEOs upon termination(1):

Name	Severance/Termination Payment	Vesting of Stock Awards	Total
John A. Hardy— Chief Executive Officer(2)	$ 1,122,802	―	$ 1,122,802

L’Sheryl D. Hudson— Chief Financial Officer(2)	$ 310,767	―	$ 310,581

Kenneth I. Denos— Secretary and CCO(2)	$ 915,488	―	$ 915,488

(1)	Assumes, for purposes of this table, that termination occurred on December 31, 2025.
(2)	Excludes accrued vacation pay, sick days, or holidays, or any health insurance contributions pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA).

Report of the Compensation Committee

As part of our responsibilities, we have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which begins on page 8 of this proxy statement. Based on such review and discussions, we have recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Henry W. Hankinson

Fraser Atkinson

John J. May

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GOVERNANCE OF THE COMPANY

How is the Company’s management structured?

The Company has an internal management structure. This means that, unlike many closed-end funds and business development companies, the Company directly employs its management team and incurs the costs and expenses associated with Company operations. There is no outside investment advisory organization providing services to the Company under a fee-based advisory agreement, or an administrative organization charging the Company for services rendered.

What are the duties of the Board of Directors?

Leadership Structure. The Board provides overall guidance and supervision with respect to the operations of the Company and performs the various duties specified for directors of business development companies under the 1940 Act. Among other things, the Board supervises Company management, the custodial arrangements for portfolio securities, the selection of accountants, fidelity bonding, and transactions with affiliates.

The Board meets in regularly scheduled meetings each year. All Board actions are taken by majority vote unless a higher percentage is required by law or the Company’s certificate of incorporation or by-laws require that the actions be approved by a majority of the directors who are not “interested persons” (as defined in the 1940 Act) of the Company—referred to as “independent directors.”

The 1940 Act requires that a majority of the Company’s directors be independent directors. The Board is currently composed of 5 directors, including 3 independent directors. As discussed below, the Board has established 4 Committees to assist the Board in performing its oversight responsibilities.

The Board has appointed John A. Hardy to serve as the Company’s Chief Executive Officer. In addition to being the principal executive officer of the Company, one of the Chief Executive Officer’s roles is to set the agenda of the Board and determine what information is provided to the Board with respect to matters to be acted upon by the Board.

The Board has also appointed Fraser Atkinson as its Chairman. The Chairman presides at all meetings of the Board and leads the Board through its various tasks. The Chairman also acts as a liaison with the Company’s principal executive officer in carrying out his functions, as well as with the Company’s Chief Compliance Officer. The Chairman may perform such other functions as may be requested by the Board. The designation of Chairman does not impose on such independent director any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board, generally.

The Company has determined that the Board’s leadership structure is appropriate given the characteristics and circumstances of the Company, including such items as the business development company requirements, net assets of the Company, and the committee structure of the Company.

Risk Oversight. Through the Board’s direct oversight role, and indirectly through its Committees, the Board performs a risk oversight function for the Company consisting, among other things, of the following activities:

•	General Oversight. The Board meets with representatives of management and key service providers, including the custodian and the independent audit firm of the Company, to review and discuss the operational activities of the Company and to provide direction with respect thereto.

•	Compliance Oversight. The Board reviews and approves, as applicable, the compliance procedures of the Company. The Board is informed how the compliance procedures adhere to the operational requirements through its meeting with, and reports received from, the Chief Compliance Officer. The Board also discusses the adequacy of internal controls and compliance procedures with the Company’s Chief Compliance Officer and independent registered public accountant.

•	Investment Oversight. The Board monitors Company performance during the year through regular performance reports from management with references to appropriate performance measurement indices and the performance of similar funds. The Board receives updates on industry developments and portfolio company matters on a regular basis. The Board also monitors the Company’s investment practices and reviews the Company’s investment strategies with management.

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•	Valuation Oversight. The Board has approved the valuation methodologies used in establishing the fair value of the Company’s assets and monitors the accuracy with which the valuations are carried out. The Board receives regular reports on the use of fair value prices and monitors the effectiveness of the valuation procedures.

What Committees has the Board established?

The Board has four standing committees: an Audit Committee, a Governance and Nominating Committee, a Compensation Committee, and a Committee of Independent Directors.

Who are the current Board members and what are their Committee memberships?

The members of the Board of Directors on the date of this proxy statement and the Board Committees on which they serve are identified in the following table:

Director	Audit Committee	Compensation Committee	Committee of Independent Directors	Governance and Nominating Committee
Fraser Atkinson, Chairman	Chair	*	Chair	*
Kenneth I. Denos
Henry W. Hankinson	*	Chair	*	*
John A. Hardy
John J. May	*	*	*	Chair

Audit Committee

The charter of the Audit Committee specifies that the purpose of the Audit Committee is to assist the Board in its oversight of the integrity of:

•	The Company’s financial statements,

•	The Company’s compliance with legal and regulatory requirements,

•	The independence and qualifications of the Company’s independent registered public accountant, and

•	The performance of the Company’s internal audit function and independent registered public accountant.

In furtherance of the foregoing purpose, the Audit Committee’s authority and responsibilities include to:

•	Review and oversee the Company’s annual and quarterly financial statements;

•	Discuss with management and the Company’s independent registered public accountant, as appropriate, earnings press releases and financial information, as well as financial information and earnings guidance provided to analysts and ratings agencies;

•	Recommend, for shareholder approval, the appointment of the Company’s independent registered public accountant, and oversee the compensation, retention, oversight, and other matters relating to the engagement or discharge of the independent registered public accounting firm;

•	Review with management and the independent registered public accountant, as appropriate, any audit problems or difficulties the independent registered public accountant encountered in the course of the audit work and management’s responses thereto;

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•	Discuss with management the Company’s risk assessment and risk management guidelines and policies, including the Company’s major financial risk exposures and steps taken by management to monitor and control such exposures;

•	Oversee the Company’s financial controls and reporting processes;

•	Review the Company’s financial reporting and accounting standards and principles;

•	Review the performance of the Company’s internal audit function and the performance of the independent registered public accountant;

•	Review and investigate any matters pertaining to the integrity of management, including conflicts of interest or adherence to standards of business conduct; and

•	Establish procedures for handling complaints involving accounting, internal accounting controls, and auditing matters.

The charter of the Audit Committee is available on the Company’s website (www.equuscap.com). The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its duties. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accountant without the presence of management.

Each member of the Audit Committee is an independent director within the meaning of SEC regulations and the listing standards of the New York Stock Exchange (“NYSE”). Fraser Atkinson, the chair of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The Audit Committee met four times during 2025.

Committee of the Independent Directors

The functions of the Committee of the Independent Directors are to: recommend to the full Board approval of any management, advisory, or administration agreements; recommend to the full Board any underwriting or distribution agreements; review the fidelity bond and premium allocation; review any joint insurance policies and premium allocation; review and monitor the Company’s compliance with procedures adopted pursuant to certain rules promulgated under the 1940 Act, meet regularly with the Company’s Chief Compliance Officer; and carry out such other duties as the independent directors shall, from time to time, conclude are necessary in the performance of their duties under the 1940 Act.

The Committee of Independent Directors met at regularly scheduled Board Meetings in executive sessions without any members of management present. During 2025, each member of this Committee was considered an independent director within the meaning of SEC regulations and the listing standards of the NYSE.

Compensation Committee

The Compensation Committee is responsible for reviewing and evaluating the compensation of the Company’s Chief Executive Officer. In addition, the Compensation Committee periodically reviews independent and interested director compensation and recommends any appropriate changes to the Board. Lastly, the Compensation Committee produces a report on the Company’s executive compensation practices and policies for inclusion in the Company’s proxy statement if required by applicable proxy rules and regulations and makes recommendations to the Board on the Company’s executive compensation practices and policies. The charter of the Compensation Committee is available on the Company’s website (www.equuscap.com).

Each member of the Compensation Committee is an independent director within the meaning of SEC regulations and the listing standards of the NYSE. This Committee met once in 2025.

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Governance and Nominating Committee

The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance. The Committee selects individuals for nomination to the Company’s Board. In addition, the Governance and Nominating Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. The charter of the Governance and Nominating Committee is available on the Company’s website (www.equuscap.com).

All of the members of the Governance and Nominating Committee are independent directors within the meaning of SEC regulations and the listing standards of the NYSE. This Committee met two times during 2025.

How does the Board select nominees for the Board?

The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary or any member of the Governance and Nominating Committee in writing in care of Equus Total Return, Inc., 700 Louisiana Street, 41st Floor, Houston, TX 77002. To be considered by the Governance and Nominating Committee, stockholder nominations must be submitted before our fiscal year-end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company’s by-laws relating to stockholder nominations as described in “Additional Information—Stockholder Proposals for the 2027 Annual Meeting,” below. Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director.

Once the Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors considered by the Committee. If the Committee determines, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. A Committee member will interview a qualified candidate, and a qualified candidate may meet other directors. The Committee then determines, based on the background information and information obtained in interviews, whether to recommend to the Board that a candidate be nominated to the Board.

The Governance and Nominating Committee believes a prospective nominee for director should, at a minimum, satisfy the following standards and qualifications and evaluates prospective nominees accordingly:

•	The ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	The prospective nominee’s standards of integrity, commitment, and independence of thought and judgment;

•	The prospective nominee’s ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	The extent to which the prospective nominee contributes to the range of talent, skill, and expertise appropriate for the Board.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, diversity, and the need for Audit Committee expertise.

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In considering diversity, the Committee considers diversity of background and experience as well as gender, ethnic and other forms of diversity. The Committee does not, however, have any formal policy regarding diversity in identifying nominees for a directorship, but rather, considers it among the various factors relevant to any particular nominee. After completing the evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

How does the Board determine which directors are considered independent?

When the Board undertook its annual review of director independence, the Board considered transactions and relationships between each director or any member of his immediate family and the Company. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the Meeting are independent of the Company and its management with the exception of John A. Hardy and Kenneth I. Denos. Mr. Hardy is an interested director because he serves as the Company’s Chief Executive Officer, and Mr. Denos is an interested director because he serves as the Company’s Secretary and Chief Compliance Officer.

How often did the Board meet during 2025?

During 2025, the Board met seven times. Each director attended all meetings held by the Board or the committees of the Board on which he served, and all directors attended, either in person or via telephone or videoconference, the Company’s annual meeting of stockholders held on June 26, 2025. The Company does not have a policy about directors’ attendance at the annual meeting of stockholders.

How are directors compensated?

As compensation for services to the Fund, each Independent Director receives an annual fee of $40,000 paid quarterly in arrears, a fee of $2,000 for each meeting of the Board or committee thereof attended in person, a fee of $1,000 for participation in each telephonic meeting of the Board or committee thereof, and reimbursement of all out-of-pocket expenses relating to attendance at such meetings. The chair of each of our standing committees (audit, compensation, and nominating and governance) also receives an annual fee of $50,000, payable quarterly in arrears. We may also pay other one-time or recurring fees to members of our Board in special circumstances.

Interested directors who are not executive officers of the Company do not receive annual fees for their service on the Board but may receive director fees for each director meeting attended. Interested directors may serve as directors of portfolio companies and in such capacities may receive and retain directors’ fees and other compensation directly from the portfolio companies.

In respect of services provided to the Company by members of the Board not in connection with their roles and duties as directors, the Company pays a rate of $300 per hour for services rendered. No such services were provided, and no such payments were made during 2025.

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Independent/non-officer directors were paid or accrued an aggregate of $314,000 and $296,500 as cash compensation for their services for the years ended December 31, 2025 and 2024. The following table set forth the cash and other forms of compensation that the Company paid to, or was otherwise earned by, each person who served as a director during 2025:

2025 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)*	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Independent Directors
Fraser Atkinson	105,000	—	—	—	105,000
Henry W. Hankinson	104,000	—	—	—	104,000
John J. May	105,000	—	—	—	105,000

Interested Directors
Kenneth I. Denos	10,000	—	—	—	10,000
John A. Hardy	9,000	—	—	—	9,000

* Includes an aggregate of $333,000 in accrued but unpaid fees.

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Who are the executive officers of the Company?

The name, address and age of each executive officer, their position, term of office and length of time served with the Company, along with certain business information, are set forth in the table below.

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years

John A. Hardy 700 Louisiana Street 41st Floor Houston, Texas 77002 Age: 74	Chief Executive Officer	Indefinite term; Chief Executive Officer since 2011.	Chief Executive Officer of the Company since June 2011; Executive Chairman of the Company from June 2010 to June 2011; Director of the Company since May 2010; Mr. Hardy has had extensive experience in the insurance, finance and banking sectors, as well as mergers and acquisitions and litigation and resolution of multi-jurisdictional disputes practicing as a Barrister from 1978-2002. Mr. Hardy was also an adjunct Professor lecturing in insurance law at the University of British Columbia from 1984-2000.

L’Sheryl D. Hudson 700 Louisiana Street 41st Floor Houston, Texas 77002 Age: 61	Sr. Vice President, CFO, and Treasurer	Indefinite term; Vice President, CFO, and Treasurer since 2006.	Senior Vice President, Chief Financial Officer, and Treasurer since November 2006; Chief Compliance Officer of the Company from November 2006 to July 2011. Ms. Hudson served as Associate Director of WestLB Asset Management (US), LLC from 2002 to 2006.

Kenneth I. Denos 700 Louisiana Street 41st Floor Houston, Texas 77002 Age: 58	Secretary and CCO	Indefinite term; Secretary since 2010; CCO since 2011.	Secretary of the Company since 2010. Chief Compliance Officer of the Company since July 2011. President of Kenneth I. Denos, P.C. since January 2000; Interim CEO of Tingo Group, Inc. from September 2023 to September 2024; General Counsel, director, and head of M&A for Tersus Energy plc (LSE: TER) in 2005-06; General Counsel, director, and head of M&A for Healthcare Enterprise Group (LSE: HEG) from 2003-2005; Principal of Outsize Capital Ltd. (investment and advisory) since July 2019.

There are no arrangements or understandings between any of the executive officers and any other person pursuant to which any of such officers was or is to be selected as an officer.

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Executive Compensation Agreements

John A. Hardy. Effective September 1, 2020, Equus entered into an agreement with John Hardy, the Company’s Chief Executive Officer. The agreement provides for base compensation of $450,000 per annum which is increased each year by the greater of (i) 5.0%, or (ii) the Canadian Consumer Price Index for the twelve-month period ending on each anniversary date of the agreement. The agreement also provides for various annual and periodic bonuses based upon achievement of certain criteria, such as acquisitions made by the Company and a percentage of the amount received in connection with the disposition of the Company’s existing portfolio investments, as well as a percentage of the net amount received in connection with the disposition of future portfolio investments. The agreement also entitles Mr. Hardy to receive restricted stock awards equal to 5% of the Company’s issued and outstanding shares as of the date of the agreement. The annual bonuses are subject to an annual cap equal to Mr. Hardy’s base compensation, and any of the annual bonuses earned that exceed the cap will be carried over into subsequent fiscal years. If the agreement is terminated without cause or the Company experiences a change of control, as defined therein, Mr. Hardy will be entitled to receive two year’s base compensation, together with all bonuses earned during the two-year period up to the date of termination. Since 2010, Mr. Hardy has voluntarily waived his right to approximately $2.2 million of earned, but unpaid, bonus since his appointment as the principal executive officer of Equus.

L’Sheryl D. Hudson. Effective April 1, 2017, Equus entered into an employment agreement (“Employment Agreement”) with L’Sheryl D. Hudson, the Company’s Senior Vice President and Chief Financial Officer. The Employment Agreement is for a two-month term and thereafter on a month-to-month basis, and provides for base salary equal to $275,000 on an annualized basis and an annual longevity bonus equal to $5,000 plus $250 for each year employed by or on behalf of the Company. If the Employment Agreement is terminated by the Company without “cause” or by Ms. Hudson for “good reason”, as defined therein, Ms. Hudson will be entitled to a severance benefit equal to one year’s base salary as then in effect.

Kenneth I. Denos. Effective November 1, 2020, Equus entered into an agreement with Kenneth Denos, the Company’s Secretary and Chief Compliance Officer. The agreement provides for base compensation of $360,000 per annum, which is increased each year by the greater of (i) 5.0%, or (ii) the U.S. Consumer Price Index for the twelve-month period ending on each anniversary date of the agreement. The agreement also provides for various annual and periodic bonuses based upon achievement of certain criteria, such as acquisitions made by the Company, and a percentage of the amount received in connection with the disposition of the Company’s existing portfolio investments, as well as a percentage of the net amount received in connection with the disposition of future portfolio investments. The agreement also entitles Mr. Denos to receive restricted stock awards equal to 2.5% of the Company’s issued and outstanding shares as of the date of the agreement. The annual bonuses are subject to an annual cap equal to Mr. Denos’s base annual compensation, and any of the annual bonuses earned that exceed the cap will be carried over into subsequent fiscal years. If the agreement is terminated without cause or the Company experiences a change of control, as defined therein, Mr. Denos will be entitled to receive two year’s base compensation, together with all bonuses earned during the two-year period up to the date of termination.

Compensation Recoupment Policy

Effective December 1, 2023, the Company adopted a Compensation Recoupment Policy in accordance with the requirements of the NYSE. Under the policy, the Board may recover “Incentive-Based Compensation” from any of our executive officers for up to a 3-year period for intentional misconduct, fraud in the course of employment with the Company, failure to supervise other personnel who cause material financial damage to the Company, or if the Company is required to restate its financial statements due to material noncompliance with relevant financial reporting requirements of the U.S. Securities and Exchange Commission during such period.

Grants of Plan-Based Awards

On March 17, 2017, the Company granted awards of restricted stock under the 2016 Plan to certain of its directors and executive officers in the aggregate amount of 844,500 shares. The awards were each subject to a vesting requirement over a 3-year period and have now fully vested. On September 16, 2025, the Company granted additional awards of an aggregate of 200,523 shares of restricted stock under the 2016 Plan to certain executive officers of the Company, all of which became fully-vested at the date of grant. No awards have yet been granted to directors or executive officers under the 2025 Plan.

Outstanding Equity Awards

Other than the awards of restricted stock under the Incentive Plan made in 2017 and 2025 as described under Grants of Plan-Based Awards above, the Company had no other equity awards outstanding in the years 2018 through 2024.

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Options Exercised and Stock Vested

There were no stock options, SARs or similar instruments exercised by any executive officer of the Company during 2025. In addition, other than the vesting of restricted stock awards to our NEOs as described under Grants of Plan-Based Awards above, there was no other vesting of stock, including restricted stock, restricted stock units or similar instruments by any executive officer of the Company during 2025.

Pension Benefits

The Company does not have any plan that provides for payments or other benefits at, following, or in connection with the retirement of its executive officers.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

During 2025, other than pursuant to a separate written agreement or a 401(k) plan for certain employees wherein the Company provides a match of 3% of employee compensation, the Company did not have any defined contribution or other plan that provided for the deferral of compensation by any executive officer of the Company on a basis that was not tax-qualified.

Benefits and Perquisites.

We provide the opportunity for certain of our NEOs and other full-time employees to receive certain perquisites and general health and welfare benefits, which consist of life and health insurance benefits, and reimbursement for certain medical expenses.

Chief Executive Officer Pay Ratio

Mr. Hardy's total compensation for 2025 was $896,943 as reflected in the Summary Compensation Table above. Of this amount, $138,049 was paid in cash, $423,351 was accrued but unpaid as of December 31, 2025, and the remaining $335,542 consisted of an award of 133,682 shares of restricted stock under the 2016 Plan. The total compensation of our median employee, excluding Mr. Hardy, for 2025 was $371,056. As a result, Mr. Hardy's total compensation was approximately 2.42 times that of our median employee for 2025. We selected December 31, 2025 as the date used to identify our “median employee” whose annual total compensation was the median of the total annual compensation of all of our officers and employees (other than our Chief Executive Officer) for 2025. As of December 31, 2025, our officer and employee population consisted of 3 individuals (excluding Mr. Hardy), all of whom were continuously employed or engaged by the Company during the year. To identify our median employee, we compared the annual total compensation for each officer and employee of the Company, as determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which included salary, bonus, restricted stock awards, employer contributions to employee accounts in our 401(k) plan, employer contributions to employee accounts in our deferred compensation plan and earnings thereon, and company-paid life insurance premiums.

Pay Versus Performance

Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid to our principal executive officer (“PEO”) and certain measures of Company performance. The material that follows is provided in compliance with these rules; however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our “Compensation Discussion and Analysis” beginning on page 8 of this Proxy Statement.

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The following table provides information regarding compensation actually paid to our PEO for each year from 2023 to 2025, compared to our total shareholder return from December 31, 2022 through the end of each such year, and our Net Investment Income and Increase/(Decrease) in Net Asset Value during such year.

			Average	Average	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)	Summary Compensation Table Total for non-PEO NEOs(1)	Compensation Actually Paid to Non-PEO NEOs(1)	Company Total Shareholder Return(2)	NYSE Composite Shareholder Return(2)	Net Investment Income	Change in Net Asset Value
2025 2024 2023	$ 896,943 534,667 972,286	$ 473,591 534,667 972,286	$ 487,673 387,824 368,252	$ 310,921 387,824 368,252	$ 98.60 76.92 101.40	$ 144.91 125.77 110.99	($ 3,688,000) (3,315,000) (4,035,000)	($ 12,940,000) (18,777,000) 12,949,000

(1) The PEO for each year in the table is John A. Hardy. The non-PEO NEOs for each year are L’Sheryl D. Hudson and Kenneth I. Denos.
(2) Total Shareholder Return represents the value of a hypothetical $100.00 investment beginning at market close on the last trading day of 2022, assuming reinvestment of all dividends.

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The following graph reflects the relationship between compensation actually paid to our PEO and other NEOs in the years 2023-2025 with Net Investment Income and Changes to our Net Asset Value in such years.

The following graph reflects the relationship between compensation actually paid to our PEO and other NEOs in the years 2023-2025 with Total Shareholder Return for the Company and the NYSE Composite Index.

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PROPOSAL 1—ELECTION OF DIRECTORS

The by-laws of the Company provide for a minimum of three and a maximum of fifteen directors (a majority of whom must be independent directors). There are five director nominees (which include three independent director nominees). The Board is not recommending any other director nominees.

The current term of office of all of the Company’s directors expires at the 2026 annual meeting and upon the election and qualification of their successors in office. The Board proposes that the following nominees be elected for a new term of one year and until their respective successors have been duly elected and qualified or until they resign, die, or are removed from office. Each of the nominees has consented to serve if elected. The Board knows of no reason why any nominee for director would be unable to serve as a director. If at the time of the Meeting any nominee is unable or unwilling to serve as a director of the Company, the persons named as proxies will vote for a substitute nominee designated by the Board.

Based on a review of the experience, qualifications, attributes and skills of each nominee, including those enumerated in the table below, the Board has determined that each nominee is qualified to serve as a director of the Company. We invite you to read the summary backgrounds of each of the nominees included in this Proposal section. These qualifications, as well as other qualifications preceding the five-year reporting period in the table below, support the conclusion that each individual should serve as a director in light of the Company’s business and structure.

Nominees for Director

Independent Directors

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships++ Held by Director or Nominee
Fraser Atkinson 700 Louisiana Street 41st Floor Houston, Texas 77002 Age: 68	Director	Term expires 2026; Director since 2010.	Chairman of GreenPower Motor Company Inc. (Nasdaq: GP) since February 2011 and CEO since June 2019. Mr. Atkinson was involved in both the technology and corporate finance sectors as a partner at KPMG, LLP for over 14 years, having left the firm in September 2002. Mr. Atkinson has served as Chairman, President and Director for public and private companies.	GreenPower Motor Company Inc.

Henry W. Hankinson 4355 Cobb Parkway Suite 501 J Atlanta, Georgia 30339 Age: 84	Director	Term expires 2026; Director since 2005.	Managing Partner and co-founder of Global Business Associates, LLC, a boutique M&A consulting firm in Atlanta, GA. Mr. Hankinson is a former military officer with engineering and MBA degrees. He has held domestic and international senior executive management positions for over 30 years. In 1993 he moved to Moscow as the senior regional executive for Halliburton / Brown & Root (“HBR”) to establish the oil & gas construction market in the Former Soviet Union. In 1997 he moved to Riyadh, as the senior HBR regional Managing Director of Saudi Arabia. In 1999 he was recruited to become the COO and senior American for a large multi-national conglomerate for the Saudi Royal Family. Based in Riyadh, he was responsible for investment acquisitions and portfolio management. During his career, Mr. Hankinson has served as Chairman, CEO, COO, and Director for both small and multi-national private and public companies.	None

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+	Other directorships are limited to: (i) publicly traded companies in the United States; (ii) companies that are otherwise subject to SEC reporting requirements and (iii) investment companies registered under the 1940 Act.

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships++ Held by Director or Nominee
John J. May 700 Louisiana Street 41st Floor Houston, Texas 77002 Age: 77	Director	Term expires 2026; Director since 2024..

Managing Partner of City & Westminster Corporate Finance LLP. He is also a director of LGX Energy Corp., Key Mining Corp, and the Chairman of the Small Business Bureau Limited and the Genesis Initiative Limited – an advocate of micro and small and medium-sized businesses in the United Kingdom. He is also a principal of a boutique Chartered Accountancy practice in London. Previously, Mr. May has served as a director and principal of a variety of private and public companies in the United States and internationally.

None

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Interested Directors (1)

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships++ Held by Director or Nominee
John A. Hardy 700 Louisiana Street 41st Floor Houston, Texas 77002 Age: 74	Chief Executive Officer and Director	Term expires 2026; Director since 2010.	Chief Executive Officer of the Company since June 2011; Executive Chairman of the Company from June 2010 to June 2011; Director of the Company since May 2010; Mr. Hardy has had extensive experience in the insurance, finance and banking sectors, as well as mergers and acquisitions and litigation and resolution of multi-jurisdictional disputes practicing as a Barrister from 1978-2002. Mr. Hardy was also an adjunct Professor lecturing in insurance law at the University of British Columbia from 1984-2000.	None.

Kenneth I. Denos 700 Louisiana Street 41st Floor Houston, Texas 77002 Age: 58	Secretary, Chief Compliance Officer, and Director	Term expires 2026; Director since 2008.	Secretary of the Company since 2010. Chief Compliance Officer of the Company since July 2011. President of Kenneth I. Denos, P.C. since January 2000; Interim CEO of Tingo Group, Inc. from September 2023 to August 2024; General Counsel, director, and head of M&A for Tersus Energy plc (LSE: TER) in 2005-06; General Counsel, director, and head of M&A for Healthcare Enterprise Group (LSE: HEG) from 2003-2005; Principal of Outsize Capital Ltd. (investment and advisory) since July 2019.	None.

(1)	Interested directors are “interested persons” (as defined in the 1940 Act) due to their positions as officers of the Company.

++	Other directorships are limited to: (i) publicly traded companies in the United States; (ii) companies that are otherwise subject to SEC reporting requirements and (iii) investment companies registered under the 1940 Act.

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Qualifications of Director Nominees

When considering whether our director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the director nominees’ individual biographies set forth above and on the following particular attributes:

•	Mr. Atkinson: The Nominating and Corporate Governance Committee and the Board considered Mr. Atkinson’s prior service to the Company as the Chairman of its Audit Committee and as an independent director, as well as his extensive experience in accounting and finance, in addition to Mr. Atkinson’s experience as a director of public companies in the U.S. and internationally, and determined that his strong leadership skills are critical to the Board and the oversight of our financial reporting process.

•	Mr. Hankinson: The Nominating and Corporate Governance Committee and the Board considered Mr. Hankinson’s prior service to the Company as the Chairman of its Compensation Committee and as an independent director, as well Mr. Hankinson’s substantial international business background and experience in the oil and gas sector, and determined that his background and independence are critical to the Board.

•	Mr. May: The Nominating and Corporate Governance Committee and the Board considered Mr. May’s extensive finance, accounting, and investment experience with companies around the world, as well as his public company experience, and determined that his leadership skills are critical to the Board and the oversight of our management.

•	Mr. Hardy: The Nominating and Corporate Governance Committee and the Board considered Mr. Hardy’s prior service to the Company as its CEO and Executive Chairman, in addition to his extensive legal experience and his experience as a director of public companies, and determined that his strong leadership skills are critical to the Company, its growth prospects, and its strategic direction.

•	Mr. Denos: The Nominating and Corporate Governance Committee and the Board considered Mr. Denos’ prior service to the Company in a variety of leadership positions, his extensive financial, legal, international, and mergers and acquisitions experience, as well as his experience as a director of public companies, and determined that his intimate knowledge of the Company and extensive public company operating experience are crucial to the achievement of our operational and financial goals.

There are no arrangements or understandings between any of the directors and any other person pursuant to which any of such directors was or is to be selected as a director.

A plurality of votes cast at the Meeting at which a quorum is present is required to elect a director. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

The Board of Directors recommends that each stockholder vote

“For”

each of the Board nominated persons

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Dollar Range of Equity Securities Beneficially Owned by Current Directors/Director Nominees

Name	Dollar Range of Equity Securities in the Company(1)	Aggregate Dollar Range of Equity Securities in All funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies
Independent Directors
Fraser Atkinson	$50,001-$100,000	$50,001-$100,000
Henry W. Hankinson	$10,001-$50,000	$10,001-$50,000
John J. May	None	None

Interested Directors
Kenneth I. Denos	Over $100,000	Over $100,000
John A. Hardy	Over $100,000	Over $100,000

(1)	Based on beneficial ownership as of April 1, 2026.

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PROPOSAL 2—ADVISORY VOTE

ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis beginning on page 8 of this proxy statement describes the Company’s executive compensation policies and the compensation decisions that the Compensation Committee, Board, and our Chief Executive Officer made in 2025 with respect to the compensation of the Company’s named executive officers. The Board is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in this proxy statement, is hereby APPROVED.

This proposal, which is sometimes referred to as a “say-on-pay vote,” is provided as required pursuant to Section 14A of the Exchange Act.

As described in the Compensation Discussion and Analysis, the Company’s executive compensation policies embodies a pay-for-performance philosophy that supports the Company’s business strategy and aligns the interests of its executives with those of its shareholders, with the objective of attracting, retaining and motivating the best possible executive talent and avoiding risks that would be reasonably likely to have a material adverse effect on the Company. For these reasons, the Board is asking shareholders to support this proposal. Although the vote the Board is asking you to cast is non-binding, the Compensation Committee and the Board value the views of shareholders and will consider the outcome of the vote when determining future compensation arrangements for the Company’s named executive officers.

The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve this proposal. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

THE BOARD RECOMMENDS A VOTE

“FOR”

THE ADVISORY PROPOSAL TO APPROVE

THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

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OTHER MATTERS

The Board knows of no other matter that is likely to come before the Meeting. However, if any other matter properly comes before the Meeting, the individuals named as proxy holders will vote in accordance with their discretion on such matters.

In the event that sufficient votes in favor of the proposals set forth in the Notice of the Meeting are not received by the time scheduled for the annual meeting, the holders of a majority of the shares of the Company, present in person or represented by proxy, although not constituting a quorum, may adjourn the Meeting.

ANNUAL AND QUARTERLY REPORTS

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (without exhibits, unless otherwise requested) is provided concurrently with this proxy statement. A copy of the Company’s 2025 Annual Report on Form 10-K and copies of the Company’s quarterly reports on Form 10-Q are also available without charge upon request. Please direct your request to Equus Total Return, Inc., Attention: Secretary, 700 Louisiana Street, 41st Floor, Houston, TX 77002, or call our proxy solicitor Georgeson LLC toll-free at (877) 811-5905. Copies also may be requested through the Company’s website at www.equuscap.com. (Information contained on the Company’s website is not incorporated into this proxy statement.) Copies are also posted via EDGAR on the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2027 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2027 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, the Company’s Secretary must receive stockholder proposals no later than December 31, 2026. Proposals should be sent to the Company, at 700 Louisiana Street, 41st Floor, Houston, TX 77002, Attention: Secretary. Submission of a stockholder proposal does not guarantee inclusion in the Company’s proxy statement or form of proxy because certain SEC rules must be met.

In addition, under our by-laws no business may be brought before a stockholder meeting unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered an appropriate notice to the Company’s Secretary. To be properly brought before such a meeting a stockholder must deliver a written notice to the Company at the address set forth in the following paragraph of the stockholder’s intention to present a proposal (containing certain information specified in the by-laws about the stockholder and the proposed action) not less than 60 nor more than 90 days’ prior to the meeting. However, in the event less than 70 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such notice to be timely must be received not later than the close of business on the fifth day following the day on which such notice is mailed or such public disclosure was made.

Stockholder proposals with respect to Director nominations require written notice of your intent to make such a nomination either by personal delivery or by U.S. mail, postage prepaid, to Kenneth I. Denos, Secretary, Equus Total Return, Inc., 700 Louisiana Street, 41st Floor, Houston, TX 77002, within the time limits described above for delivering a stockholder proposal notice and comply with the information requirements in our by-laws relating to Director nominations by stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

The proxy solicited by the Board of Directors for the 2027 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than December 31, 2026.

A copy of the full text of the by-law provisions discussed above may be obtained by writing to the Corporate Secretary, 700 Louisiana Street, 41st Floor, Houston, TX 77002 and is included as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2026 as filed with the SEC via EDGAR on April 17, 2026.

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Communications with the Board. Interested parties who wish to communicate directly with the Board, or specified individual directors may do so by writing to the Board or individual directors in care of the Chairman, Equus Total Return, Inc., 700 Louisiana Street, 41st Floor, Houston, TX 77002. At the direction of the Board, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Items communicated to the Board will be delivered to the directors at the next scheduled Board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Independent Directors,” “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Committee of Independent Directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board. Concerns relating to accounting, internal controls, or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Corporate Governance. The Company is a Delaware corporation subject to the provisions of the Delaware General Corporation Law (“DGCL”). The Company’s day-to-day operations and requirements as to the place and time, conduct, and voting, at a meeting of stockholders are governed by the Company’s certificate of incorporation and by-laws, the provisions of the DGCL, the provisions of the 1940 Act and NYSE rules. The Company has adopted a code of business conduct and ethics applicable to our Directors, officers (including our principal executive officer, principal financial officer and controller) and employees. Our code of business conduct and ethics meets NYSE listing standard requirements and the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. A copy of our certificate of incorporation and by-laws, corporate governance guidelines, and the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees may be obtained by writing to the Secretary, Equus Total Return Inc., 700 Louisiana Street, 41st Floor, Houston, TX 77002. Our code of business conduct and ethics, corporate governance guidelines and committee charters are also available by accessing the Company’s website at www.equuscap.com. (Information contained on the Company’s website is not incorporated into this proxy statement.) In the event that the Company amends or waives any provisions of our code of business conduct and ethics applicable to our principal executive officer, principal financial officer or controller, we intend to disclose the same on the Company’s website at www.equuscap.com.

Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by Georgeson LLC on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be paid by the Company and is estimated to cost $25,000. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile, or electronic means. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the name of such nominees. We will, upon request, reimburse brokerage firms and others for their responsible expenses in forwarding solicitation material to the beneficial owners of stock.

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EQUUS TOTAL RETURN, INC. 700 LOUISIANA STREET 41ST FLOOR HOUSTON, TX 77002

VOTE BY INTERNET – go to www.proxyvote.com for more information

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-877-811-5905

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EQUUS TOTAL RETURN, INC.			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE						number(s) of the nominee(s) on the line below
“FOR” THE ELECTION OF DIRECTORS

Vote On Directors			☐	☐	☐

1.	Election of the five nominees listed below to the Board of Directors:

Nominees:

01) Fraser Atkinson
02) Kenneth I. Denos
03) Henry W. Hankinson
04) John A. Hardy
05) John J. May

Proposals
						For	Against	Abstain

2.	To approve, in a non-binding vote, the compensation paid to the Company’s executive officers in 2025, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.					☐	☐	☐

THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTER TO COME BEFORE THE MEETING. IF ANY OTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING WITH RESPECT TO WHICH THE COMPANY WAS NOT PROVIDED NOTICE ON OR BEFORE MAY 26, 2026, THE PROXIES WILL HAVE DISCRETION TO VOTE THE PROXY ON SUCH MATTER IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

	Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at http://www.equuscap.com/investor_reports.htm.

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EQUUS TOTAL RETURN, INC.

700 Louisiana Street, 41st Floor, Houston, TX 77002

This Proxy is Solicited by the Board of Directors of Equus Total Return, Inc. (the “Company”)

for the Annual Meeting of Stockholders on June 30, 2026

The undersigned hereby constitutes and appoints John A. Hardy and Kenneth I. Denos, and each or any of them, as proxies, with full power of substitution and revocation, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 30, 2026, at 11:00 a.m. CDT, at 700 Louisiana Street, 41st Floor, Houston, TX 77002 and any adjournment or postponement thereof (the “Annual Meeting”) and to vote the shares of Common Stock, $.001 par value per share, of the Company (“Shares”), standing in the name of the undersigned on the books of the Company on May 15, 2026, the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting.

The undersigned hereby acknowledges previous receipt of the Notice of Internet Availability of Proxy Materials, setting forth information on how to access the Notice of Annual Meeting of Stockholders and the Proxy Statement on the Internet, and hereby revokes any proxy or proxies heretofore given by the undersigned.

If you have not voted via the Internet or by telephone,

please sign, date and return promptly in the enclosed envelope.

Continued and to be signed on the reverse side

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